UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 April 2, 2012 (March 28, 2012)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On March 28, 2012, Keating Capital, Inc. made a $3,500,000 investment in the Series C Convertible Preferred Stock of SilkRoad Technology Holdings, Inc. (“SilkRoad”).  Founded in 2003 and headquartered in Chicago, SilkRoad is a global provider of cloud-based social talent management software, including tools for human resource management systems, recruiting, onboarding, learning, and performance management.  SilkRoad’s comprehensive suite of human resource management solutions, the Life Suite, assists companies with managing the entire employee life cycle from pre-hire to retire.

SilkRoad is Keating Capital’s third new portfolio company investment in 2012.  With this investment, Keating Capital has now made investments of $48.0 million in 17 portfolio companies, including $11.5 million of new portfolio company investments year-to-date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 2, 2012	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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